Exhibit 10.4

OPTION NUMBER	#xxx
OPTIONEE:	xxxxxxxxx xxxx
DATE OF GRANT:	xxxxxxx
OPTION PRICE:	xxxx Great Britain pence sterling
COVERED SHARES:	xxxxxxx (xxxxx)

MAXCYTE, INC.

LONG-TERM INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT FOR US PERSONS

1.	Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply:

(a)	“Affiliate” means a corporation that is a parent or subsidiary corporation of the Company, as defined in Sections 424(e) or (f) of the Code (but substituting “the Company” for “employer corporation”).

(b)	“Agreement” means this Stock Option Agreement.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Cause” means the Optionee’s (i) failure to substantially perform duties (other than by reason of disability) with respect to the Company or any of its Affiliates, (ii) engaging in conduct injurious to the Company or any of its Affiliates, (iii) breach of fiduciary duty to the Company or any of its Affiliates, (iv) dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of the Company or any of its Affiliates, (v) willful violation of the policies of the Company or any of its Affiliates after receiving written notice of such violation, (vi) conviction of a felony or crime involving moral turpitude, or (vii) conviction of a crime, or entering into a consent decree with a federal agency, in connection with his provision of Service to the Company, that may reasonably be expected, in the determination of the Directors of the Company, to result in material harm to the Company or to its shareholders.

(e)	“Change of Control” means any one of the following events:

(i)	The date that any Person (other than the Company, any employee benefit plan of the Company or any entity holding shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan) in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling such person to fifty percent (50%) or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all stockholders of the Company would be entitled in the election of the Board, were an election held on such date; provided, however, notwithstanding the foregoing, a Change of Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of ownership held by any Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operation of this clause) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change of Control will be deemed to occur;

(ii)	the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

(iii)	the consummation of: (1) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to fifty percent (50%) or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors, or where the members of the Board or the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation; or (2) a sale or other disposition of all or substantially all the assets of the Company and its subsidiaries, other than a sale or other disposition to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale or other disposition;

but only if the applicable transaction otherwise constitutes a “change of control event” for purposes of Section 409A of the Code and Treas. Reg. §1.409A-3(i)(5).

(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)	“Committee” means the committee(s), subcommittee(s), or person(s) charged, pursuant to the provisions of the Plan, with the administration of the Plan.

(h)	“Common Stock” means the common stock, par value $.01 per share, of the Company.

(i)	“Company” means MaxCyte, Inc.

(j)	“Covered Shares” means the number set forth at the top of page one of this Agreement.

(k)	“Date of Exercise” means the date on which the Company receives notice pursuant to Section 5(a) of the exercise, in whole or in part, of the Option.

(l)	“Date of Expiration” means the date on which the Option shall expire, which shall be the earliest of the following times:

(i)	the date the Optionee’s Service is terminated by the Company or by an Affiliate for Cause

(ii)	Ninety (90) calendar days after the termination of Optionee’s Service for any other reason.

(iii)	ten years after the Date of Grant.

(m)	“Date of Grant” means the dates as set forth at the beginning of this Agreement.

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(n)	“Disability” means total and permanent disability under the long-term disability plan or policy of the Company and/or one of its Affiliates that covers the Optionee.

(o)	“Good Reason” means the occurrence of any of the following events:

(i)	any action by the Company which results in a material reduction in Optionee’s duties (including responsibilities and/or authorities), excluding for this purpose an isolated and inadvertent action not taken in bad faith that is remedied by the Company promptly after receipt of notice thereof given by the Optionee, and provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” in and of itself unless the Optionee’s new duties are materially reduced from the prior duties; and

(ii)	a material reduction by the Company in the Optionee’s annual base salary as in effect on the date hereof or as the same may be increased from time to time (which the parties agree is a reduction of at least 10% of the Optionee’s annual base salary), except for an across the board salary reduction affecting all employees of the Company in the same or similar position of Optionee and which is implemented before a Change of Control occurs; and

(iii)	the failure by the Company to honor all the terms and provisions of the Optionee’s employment agreement with the Company or any other written agreement between the Optionee and the Company governing the terms of the Optionee’s employment;

provided, however, that in order to resign for Good Reason, the Optionee must (1) provide written notice to the Company’s General Counsel or Human Resources manager within 30 days after the first occurrence of the event giving rise to Good Reason setting forth the basis for the Optionee’s resignation, (2) allow the Company at least 30 days from receipt of such written notice to cure such event, and (3) if such event is not reasonably cured within such period, the Optionee’s resignation from all positions the Optionee then holds with the Company is effective not later than 90 days after the expiration of the cure period.

(p)	“Option” means the stock option granted to the Optionee in Section 2 of this Agreement.

(q)	“Optionee” means the person identified on page 1 of this Agreement.

(r)	“Option Price” means the Great Britain pence sterling amount per share of Common Stock set forth on page 1 of this Agreement, as it may be adjusted from time to time pursuant to Section 4 of this Agreement. In the event that the Optionee wishes to pay the Option Price in US dollars, the Optionee may do so by converting the Great Britain Pence sterling amount into a US dollar amount using the London Interbank Great Britain pound – US dollar exchange rate in effect at 5:00 p.m. UK time on the date of exercise of the relevant portion of the Option.

(s)	“Person” means the term “person” within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d)(3) and 14(d) thereof.

(t)	“Plan” means the MaxCyte, Inc. 2000 Long-Term Incentive Plan, as amended from time to time.

(u)	“Service” means, if the Optionee is (i) an employee of the Company and/or any of its Affiliates (as determined by the Committee in its discretion), the Optionee’s Service as employee of the Company, (ii) a member of the Board of Directors of the Company but not an employee of the Company or any of its Affiliates (as determined by the Committee in its discretion), the Optionee’s Service as member of such Board of Directors, or (iii) a consultant or independent contractor to the Company and is not described in the preceding clause (ii), the Optionee’s Service as a consultant or independent contractor to the Company. The Optionee’s Service shall not be treated as being terminated if the capacity in which the Optionee provides Service, as described in the preceding sentence, changes, provided that the Optionee’s Service is continuous notwithstanding such change.

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(v)	“Tax Obligation” means an amount equal to the aggregate minimum federal, state and local income and employment taxes that the Company is required to withhold and deposit on behalf of an Optionee with respect to the Optionee’s exercise of all or any portion of the Option.

(w)	“Triggering Event” means (i) the termination of the Optionee’s employment by the Company, other than a termination for Cause, or (ii) a termination of the Optionee’s employment by the Optionee for Good Reason, in each case upon or within (a) ninety (90) days prior to the Change of Control or (b) twenty-four months following a Change of Control. For this purpose, a termination of the Optionee’s employment by reason of his death or disability shall be deemed to be a termination by the Company without Cause.

(x)	“Vested Shares” shall have the meaning set forth in Section 3 hereof.

2.	Grant of Option. Pursuant to the Plan and subject to the terms of this Agreement and subject to the approval of the MaxCyte Board of Directors, the Company hereby grants to the Optionee, effective as of the Date of Grant, the Option to purchase from the Company the Covered Shares, exercisable at the Option Price.

3.	Terms of the Option.

(a)	Type of Option: The Option is not intended to be an incentive stock option under Section 422 of the Code.

(b)	Vesting. The Option may be exercised as to Vested Shares during the period commencing on the Grant Date and terminating on the Date of Expiration. For purposes of this Agreement, the Option shall become fully Vested Shares:

Following the twelve-month anniversary date of the Grant Date.

Notwithstanding any contrary waiting period, (i) subject to the Optionee’s continued Service through the Change of Control, 50% of the Covered Shares that remain outstanding and are not otherwise vested and exercisable immediately prior to the Change of Control shall become fully vested and exercisable upon the Change of Control, and (ii) the remainder of the Covered Shares that remain outstanding and are not otherwise vested and exercisable shall become fully vested and exercisable upon the occurrence of a Triggering Event.

(c)	Nontransferability. The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee, or, in the event of the Optionee's legal disability, by the Optionee's legal representative. Notwithstanding the preceding sentence, if and to the extent that the Option is a Nonstatutory Stock Option, the Option is transferable by the Participant to members of the Participant’s immediate family or a trust created for the benefit of any members of the Participant’s immediate family, subject to such conditions as the Committee may reasonably impose.

(d)	Payment of the Option Price and Tax Obligation. The Optionee must pay to the Company at the time of exercise the sum of the full amount of the Option Price and the Tax Obligation for the number of Option Shares to be acquired. The Optionee may pay the Exercise Price or the Tax Obligation by any or all of the following means, either alone or in combination:

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(i)	cash or check payable to the order of the Company;

(ii)	delivery to the Company of a properly executed exercise notice and irrevocable instructions to a registered securities broker promptly to deliver to the Company cash equal to the Option Price and Tax Obligation for that portion of the Option being exercised.

4.	Capital Adjustments. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate corresponding adjustments shall be made to the number and/or class of securities and the exercise price per share in effect under the Option covered by this Agreement, pursuant to the terms of the Plan.

5.	Exercise

(a)	Notice. The Option shall be exercised, in whole or in part (but in no event for less than 100 Covered Shares or the number of Covered Shares remaining subject to the Option, if less), by the delivery to the Company of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by full payment of the Option Price and Tax Obligation with respect to that portion of the Option being exercised as provided in Section 3(d) hereof. Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.

(b)	Effect. The exercise, in whole or in part, of the Option shall cause a reduction in the number of Vested Shares equal to the number of shares of Common Stock with respect to which the Option is exercised.

6.	Representations. The Optionee agrees that, upon the issuance of any shares of Common Stock upon the exercise of the Option, the Optionee will, upon the request of the Company, represent and warrant in writing that the Optionee (a) has received and reviewed a copy of the Plan; (b) is capable of evaluating the merits and risks of exercising the Option and acquiring the shares and able to bear the economic risks of such investment; (c) has made such investigations as he or she deems necessary and appropriate of the business and financial prospects of the Company and (d) is acquiring the shares for investment only and not with a view to resale or other distribution thereof. The Optionee shall make such other representations and warranties that the Committee may request for the purpose of complying with applicable law.

7.	Legends. The Optionee agrees that the certificates evidencing shares of Common Stock issued upon exercise of the Option may include any legend that the Committee deems appropriate to reflect the transfer and other restrictions contained in the Plan, this Agreement, or to comply with applicable laws.

8.	Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement.

9.	Service. Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ or retain the Optionee for any period.

10.	Subject to the Plan. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Committee. Notwithstanding anything to the contrary set forth in this Agreement or the Plan, this Agreement may be corrected, modified or amended unilaterally by the Company but solely to the extent necessary to reflect the terms of the Option as approved by the Board of Directors of the Company to comply with the terms of the Plan.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

ATTEST:	MAXCYTE, INC.

By:
Ron Holtz	Douglas A. Doerfler
Director, Chief Financial Officer, & Secretary	Director, President, & Chief Executive Officer

Accepted and agreed to as of the Date of Grant:

Optionee

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“EXHIBIT A”

CASH EXERCISE FORM

(to be signed and delivered to

MaxCyte, Inc.

upon exercise of the Option)

The undersigned, the holder of the foregoing Option, hereby irrevocably elects to exercise the purchase rights represented by such Option, and to purchase thereunder ____________________ shares of Common Stock, par value $.01 of MaxCyte, Inc. (“Shares”), and herewith makes payment of $___________ ($__.__ per share) therefore, plus $_____________ ($______ per share) for withholding tax, if any, required in connection with the exercise of such Option, and requests that the Certificates for the Shares be issued in the name(s) of, and delivered to_____________________________ whose address(es) is/are:

The undersigned hereby represents that the shares to be purchased upon the exercise of this Option are being purchased for investment only, and not with a view towards the sale, transfer, or distribution thereof. The undersigned further agrees that the shares will be subject to the drag-along provisions contained in the Plan.

The undersigned hereby agrees to notify MaxCyte, Inc. of any early disposition of the Shares and agrees to pay any additional Tax Obligations due in connection therewith.

Name:
Address:
Apt./Suite:
City/State/Zip:
Home Phone:
Broker Acct. #:

Signature:
Dated:	____/____/____

(MM DD YY)

Date Received by MaxCyte, Inc.:	Received by:

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